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                                                                  EXHIBIT 10.24

                              WAIVER AND AGREEMENT

        THIS WAIVER AND AGREEMENT (this "Waiver and Agreement"), effective as of August 20, 1996 (the "Effective Date"), is entered into by and between First Virtual Holdings Incorporated, a Delaware corporation (the "Company"), and First USA Merchant Services, Inc., a Nevada corporation ("First USA").

        WHEREAS, the Company and the First USA are parties to that certain Amended and Restated Shareholder Rights Agreement, dated July 3, 1996 (the "Agreement"), and

        WHEREAS, the Company and First USA have agreed that the Company shall make certain payments to First USA in consideration for First USA's waiver of certain rights pursuant to Section 20 of the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and First USA hereby agree as follows:

        1. Definitions. Any term defined in the Agreement will have the same meaning when used in this Waiver and Agreement unless otherwise expressly provided herein.

        2. Waiver. Effective as of the Effective Date, First USA, on behalf of itself and each of its successors and assigns,
                (a) waives any and all rights it and each of its successors and assigns may have pursuant to Section 20 of the Agreement and (b) agrees that, upon the execution of the Series D Preferred Stock Purchase Agreement by and between the Company and First Data Corporation, First USA shall enter into an Amended and Restated Shareholder Rights Agreement in form and substance satisfactory to First USA, which will delete
                Section 20 of the Agreement in its entirety.

        3. Payment Schedule. The Company shall pay to First USA the following fees in exchange for the waiver and agreement discussed in Section 2 above:

                (a) Within 10 days of the end of each calendar month during the 40-month period commencing September 1, 1996, the Company shall pay to First USA a transaction surcharge fee equal to the greater of (i) $0.005 multiplied by the number of payment transactions that the Company processed during the preceding month through a provider of payment processing services other than First USA Paymentech, Inc. or its subsidiaries or affiliates and (ii) $12,500.

                (b) The Company shall pay to First USA a facility fee of $250,000 in cash on or before August 26, 1996.
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                (c)     The Company shall pay to First USA an additional
                facility fee of $250,000 in cash upon the earlier of (i) the consummation of the Company's initial public offering and (ii) June 30, 1997.

        4. Survival of Agreement Provisions. Except as otherwise set forth in this Waiver and Agreement, the provisions of the Agreement will remain in full force and effect.

        5. Entire Agreement. The Agreement, as modified and supplemented by this Waiver and Agreement, constitutes the entire agreement and understanding by and among the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties have executed this Waiver and Agreement as of the date first above written.

                        FIRST VIRTUAL HOLDINGS INCORPORATED

                        By: /s/ Lee H. Stein
                            -------------------------------
                            Lee H. Stein, Chief Executive Officer

                            FIRST USA MERCHANT SERVICES, INC.

                        By: /s/ Philip Taken
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                            Senior VP & General Counsel
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                            Name and Title of Signatory